Exhibit 99.3

JUNE 2017 TICKER: APEI EXCHANGE: NASDAQ



apei
AMERICAN PUBLIC EDUCATION, INC.

AMERICAN PUBLIC EDUCATION, INC. (NASDAQ: APEI) is a leading provider of higher learning dedicated to preparing students all over the world for excellence in service, leadership and achievement. The Company offers respected, innovative and affordable academic programs and services to students, universities and partner organizations through wholly owned subsidiaries: **American Public University System** and National Education Seminars Inc., which we refer to in this press release as **Hondros College of Nursing**.

American Public University System (APUS), which is accredited by the Higher Learning Commission (HLC), offers online degree and certificate programs through American Military University (AMU) and American Public University (APU). Hondros College of Nursing (HCN) educates nurses at five Ohio campuses in Cincinnati/West Chester, Cleveland/Independence, Columbus/Westerville, Dayton/Fairborn and Toledo/Maumee. Together, these institutions serve more than 85,000 adult learners worldwide and offer more than 200 degree and certificate programs in fields ranging from homeland security, military studies, intelligence, and criminal justice to technology, business administration, public health, nursing and liberal arts. For additional information, please visit www.apei.com.

95%
APUS ALUMNI SURVEYED
Respondents were either completely satisfied or very satisfied with education received.[1]

91%
APUS SENIORS SURVEYED
Respondents would probably or definitely chose APUS again if they could start over.[2]

30+
HCON RELATIONSHIPS
with healthcare employers

80K+
APUS ALUMNI

5K+
HCON ALUMNI

REVENUE



$313,516
$329,479
$350,020
$327,910
$313,139
'12
'13
'14
'15
'16

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS



$42,323
$42,034
$40,877
$32,414
$24,155
'12
'13
'14
'15
'16

NET CASH PROVIDED BY OPERATING ACTIVITIES



$52,924
$59,414
$61,030
$57,211
$56,014
'12
'13
'14
'15
'16

TOTAL ASSETS



$237,603
$271,655
$297,904
$299,427
$320,712
'12
'13
'14
'15
'16

Contact: Chris Symanoskie, IRC, Vice President, Investor Relations 703-334-3880 or csymanoskie@apei.com

1. APUS, 2016 End of Program Survey
2. NSSE, 2016 Survey

NOTE: Past performance is not indicative of future results. Additional information, including important details about risk factors, can be found in APEI's filings with the U.S. Securities and Exchange Commission, www.sec.gov.

APUS

AMERICAN PUBLIC UNIVERSITY SYSTEM

An online institution of higher learning serving the needs of military, public service and civilian communities through American Military University (AMU) and American Public University (APU).

ENROLLMENT AND REGISTRATIONS

For the three months ended June 30,	2017	2016	% Change
Net Course Registrations by New Students	9,600	10,500	-9%
Net Course Registrations[3]	77,000	82,000	-6%
For the six months ended June 30,	**2017**	**2016**	**% Change**
Net Course Registrations by New Students	20,100	23,100	-13%
Net Course Registrations[3]	163,700	177,800	-8%
As of June 30,	**2017**	**2016**	**% Change**
APUS Student Enrollment[4]	84,300	91,800	-8%

REGISTRATIONS BY PRIMARY FUNDING SOURCE

For the three months ended June 30, 2017



- 36% Department of Defense Tuition Assistance (TA)
- 27% Federal Student Aid (Title IV)
- 23% Veterans Benefits (VA)
- 14% Cash & Other Sources

TUITION

Our total costs of combined tuition, books, and required fees are approximately 21% less for **undergraduate** and 40% less for **graduate** students than the average published in-state total costs at public institutions.[5]

ENROLLMENT BY DEGREE LEVEL[7]



- 59% Bachelor's
- 16% Associate
- 16% Master's
- 9% Certificate/other

ENROLLMENT BY SCHOOL[7]



- 26% Security & Global Studies
- 23% Business
- 23% Arts & Humanities
- 15% Science, Technology, Engineering & Math
- 10% Health Sciences
- 3% Education

AT-A-GLANCE[7]

- 88% of Students are Working Adults
- Avg. Age of Students: 33 years
- Avg. Undergraduate Class Size: 19 students
- Avg. Graduate class size: 9 students
- Gender Ratio: 64% male / 36% female
- 47%+ of APUS students referred by others
- Over 200 Degree and Certificate Programs
- 2,000+ Globally Located Faculty Members

AMU & APU GRADUATES

- 80,000+ Alumni
- Nearly 40 graduate students and alumni honored as Presidential Management Fellowship finalists, one of the nation's most prestigious programs for leadership and public service.



HONDROS COLLEGE OF NURSING[3]

Serving the needs of nurses and the healthcare community through campus locations in Cincinnati, Cleveland, Columbus, Dayton, and Toledo, Ohio.

STUDENT ENROLLMENT[6]

For the three months ended June 30,	2017	2016	% Change
New Student Enrollment	460	350	+31%
Total Student Enrollment	1,720	1,770	-3%

Approximate Cost (Tuition & Fees) of Degree Completion		
Licensed Practical Nurse	$17,040	
Associate Degree in Nursing	$25,010	Alumni tuition is $23,790
Bachelor of Science in Nursing	$20,880	Alumni tuition is $19,488

ENROLLMENT BY PROGRAM

For the full year ended December 31, 2016.



- 59% Licensed Practical Nurse
- 32% Associate Degree in Nursing
- 9% RN-Bachelor of Science in Nursing

AT-A-GLANCE

- Avg. Age of Students: 30 years
- Gender Ratio: 92% female / 8% male
- Avg. Class size: 15 students

GRADUATES

- 5,600+ alumni

3. *APUS Net Course Registrations* represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty.
4. *APUS Student Enrollment* represents the number of unique active students, including those who take an approved leave of absence for up to two years, who have reached the eighth day of their first course or who have completed at least one course within the last 12 months for which a grade was received.
5. College Board, Trends in College Pricing 2016.
6. *HCON Student Enrollment* represents the total number of students enrolled in a course immediately after the date by which students may drop a course without penalty.
7. For the twelve months ended December 31, 2016.